EXHIBIT 10.39

AVAYA INC. 2004 LONG TERM INCENTIVE PLAN (“PLAN”)

STOCK OPTION AGREEMENT

Name	Grant Date

Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

Pursuant to the Plan, you have been granted as of the Grant Date an option (the “Option”) to purchase from Avaya Inc. (“Avaya”) XXX shares of common stock, par value $.01, of Avaya (“Shares”) at the price of $XXX per Share, subject to the terms and conditions of the Plan and to this Agreement.

1.              Exercisability of Option.  This Option may be exercised at any time prior to its Expiration Date or cancellation as follows:

(a)          One third of the Shares covered by this Option shall become exercisable on each of the first, second, and third anniversary of the Grant Date (each such anniversary a “Vesting Date”).  The number of shares that becomes exercisable on any date will be rounded down to the next lowest whole number, and any fraction of a share shall be added to the portion of the Option becoming exercisable on the following Vesting Date.

(b)         Upon the termination of your employment by reason of Retirement or Disability, any portion of this Option which is then exercisable will remain exercisable until the Expiration Date and any portion of this Option which is not then exercisable will be forfeited and cancelled.

(c)          Upon the termination of your employment by reason of death, any portion of this Option which is not then exercisable will become exercisable and, along with any portion of this Option which is then exercisable, will remain exercisable until the Expiration Date.  If death occurs after termination of employment but prior to the Expiration Date, that portion of the Option which is outstanding at the time of death will remain exercisable until the Expiration Date.

(d)         Upon the termination of your employment for Cause, this Option will be forfeited and cancelled.

(e)          Upon the termination of your employment as a result of a Company Action, any portion of this Option equal to the Company Action Vesting Portion shall become immediately exercisable until the earlier of the ninetieth day after termination of employment or the original Expiration Date; any portion of this Option that is not so vested shall be forfeited and cancelled.  The Company Action Vesting Portion shall be determined by multiplying the number of shares of this Option by a fraction, the numerator of which shall be equal to the number of complete months prior to the termination of employment since the Grant Date, and the denominator of which shall be equal to the number of complete months from the Grant Date to the date this Option becomes fully exercisable, and by subtracting from this product the number of shares of this Option that are exercisable without regard to this paragraph 1(e), if any.

(f)            Upon the termination of your employment for any reason other than Retirement, death, Disability, Cause or Company Action, any portion of this Option which is then exercisable will remain exercisable until the earlier of the ninetieth day after termination of employment or the original Expiration Date and any portion of this Option which is not then exercisable will immediately be forfeited and cancelled.

(g)         It will not be considered a termination of your employment if you (i) transfer to and from Avaya and any Subsidiary or (ii) are placed on an approved leave of absence.  Unless otherwise determined by the Committee, it will be considered a termination of employment if your employer ceases to be Avaya or a Subsidiary.

2.  Definitions.

(a)          Retirement.  “Retirement” means termination of employment with Avaya or any of its Subsidiaries under any of the following circumstances or entitlements:

(i)             Service Pension under the Avaya Pension Plan for Salaried Employees as defined in that Plan;

(ii)          After attainment of age fifty (50) and fifteen (15) years of service with Avaya or any of its Subsidiaries.

(b)         Disability. “Disability” means termination of employment under circumstances where you qualify for and receive payments under a long-term disability pay plan maintained by Avaya or any Subsidiary or as required by or available under applicable local law.

(c)          Cause. “Cause” means:

(i)             violation of Avaya’s code of conduct;

(ii)          conviction of a felony (including a plea of guilty or nolo contendere) or any crime of theft, dishonesty or moral turpitude, or

(iii)       gross omission or gross dereliction of any statutory or common-law duty to Avaya.

3.              Term of Option. The last day (“Expiration Date”) you can exercise this Option is the day preceding the seventh anniversary of the Grant Date, except as provided in Section 1 above.

4.              Exercise Procedure.  You may exercise this Option only by delivering to Avaya a notice in the form prescribed for this purpose.  In order to exercise the Option, or any portion thereof, you must also pay to Avaya the exercise price in full, together with applicable withholding and/or other taxes, in accordance with the operating rules of the Plan.  Exercise of the Option shall take effect on the date the notice of exercise is actually received in accordance with procedures specified by Avaya.  Notice of exercise of the option must be received by the designated recordkeeper prior to the close of trading on The New York Stock Exchange on the last day to exercise the Option under this Agreement.  Avaya reserves the right to restrict or suspend the exercisability of any Option in order to comply with applicable law.

5.              Issuance of Avaya Shares.  Following exercise of the Option, Avaya will issue to you or your legal representative the number of Shares you purchased under the Option.  Neither you nor your legal representative shall be, or have any of the rights and privileges of, a shareholder of Avaya in respect of any Shares purchasable upon the exercise of this Option, in whole or in part, unless and until such Shares shall have been issued.  You may, in accordance with procedures established by the Committee, designate one or more beneficiaries to receive all or part of your Option in case of your death.

6.              Governing Law.  The validity, construction and effect of this Agreement and the Plan shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws.

7.              Value of Option.  Avaya makes no representation as to the value of this Option or whether you will be able to realize any profit out of it.

8.              Transferability.  Unless otherwise provided for in the Plan, you may not transfer, pledge, assign, sell or otherwise alienate your Option award.

9.              Beneficiary.  You may, in accordance with procedures established by the Committee, designate one or more beneficiaries to receive all or part of this award in case of your death, and you may change or revoke such designation at any time.  Such designation shall not be effective unless and until the Senior Vice President- Human Resources shall determine, on advice of counsel, that transfer of your Option or the underlying shares does not require any registration, qualification, consent or approval of any securities exchange or governmental or regulatory agency or authority.  In the event of your death, any portion of this award that is subject to such a designation (to the extent such designation is valid, effective and enforceable under this Agreement and applicable law) shall be distributed to such beneficiary or beneficiaries in accordance with this Agreement.  Any other portion of this award shall be distributed to your estate.  If there shall be any question as to the legal right of any beneficiary to receive a distribution hereunder, or to the extent your designation is not effective, such portion will be delivered to your estate, in which event neither Avaya nor any Subsidiary shall have any further liability to anyone with respect to such award.

10.       Subject to Plan.  This Option is subject to all of the terms and conditions of the Plan.

Please indicate your acceptance of terms 1-10 hereof, and acknowledge that you have received a copy of the Plan, as currently in effect, by signing at the place provided and returning the original of this Agreement.

ACCEPTED AND AGREED:	Avaya Inc.
SIGNATURE	By: